Exhibit 99.1

For Immediate Release
Jones Apparel Group, Inc.
Investor Contact:	John T. McClain, Chief Financial Officer Jones Apparel Group (212) 642-3860
Media Contacts:	Joele Frank and Sharon Stern Joele Frank, Wilkinson Brimmer Katcher (212) 355-4449

JONES APPAREL GROUP, INC.
REPORTS 2007 FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

New York, New York - February 13, 2008 - Jones Apparel Group, Inc. (NYSE: JNY) today reported results for the fourth quarter and year ended December 31, 2007. Revenues for the fourth quarter of 2007 totaled $839 million versus revenues of $1,007 million for the fourth quarter of 2006. Revenues for the full year 2007 were $3,849 million versus $4,087 million for the full year 2006. The year over year changes reflect the planned exit of the moderate sportswear lines, which was substantially complete by December 31, 2007.

The Company reported a loss per share of ($1.06) for the fourth quarter of 2007, as compared with a loss per share of ($2.51) in the same period last year. Earnings per share for the full year 2007 were $3.07, as compared with a loss per share of ($1.30) in the prior year. 2007 results included the gain on the sale of Barneys New York and the costs associated with our strategic restructuring plans.

Excluding the effects of Barneys New York and its related results, the impairments of goodwill and trademarks in our moderate sportswear businesses, the impact of severance and other expenses related to our strategic restructuring activities and certain other charges, adjusted earnings per share from continuing operations for the fourth quarter of 2007 were in line with the Company's expectations at $0.09, as compared with $0.32 for the same period last year. Adjusted earnings per share from continuing operations for the full year 2007 were also in line with the Company's expectations at $1.26, as compared with $1.94 for the full year 2006 (as detailed in the accompanying schedule).

Wesley R. Card, Jones Apparel Group President and Chief Executive Officer, stated, "While we accomplished a great deal during the second half of the year that will help position us for future success, the fourth quarter proved to be particularly challenging across our operating segments, largely due to the disappointing holiday retail season and the overall macroeconomic environment. Our wholesale businesses were negatively impacted by higher than planned markdowns to support our retail partners, and our retail operations continued to trend negatively during the quarter consistent with the overall climate. Comparable store sales in our own stores were down 4.8% for the fourth quarter. Despite these challenges, we were gratified to meet expectations for the quarter and full year."

Cash provided by continuing operating activities during 2007 was $121 million, compared with $386 million in the prior year. Similar to the effect on earnings results, the decrease in cash from continuing operations resulted from lower earnings due both to the exiting of the moderate sportswear lines and the difficult retail environment, costs related to our strategic initiatives, the timing of shipments and payments for inventory, and the absence of the positive impact from the exit of Polo Jeans Company.

John T. McClain, Jones Apparel Group Chief Financial Officer, commented, "Our financial position remains strong. We ended the year with $303 million of cash and $783 million of total debt, which is $107 million less debt than at year-end 2006. This translates into a debt to total capitalization ratio, net of cash, of 19.4%. We will continue to review our cost structure for additional improvements as we move into 2008."

Mr. McClain continued, "Our guidance for 2008 full year adjusted earnings per share from continuing operations is a range of $1.25 to $1.50, compared with 2007 adjusted earnings per share from continuing operations of $1.26. The fairly large range in guidance for 2008 reflects the current uncertainty in general economic conditions."

Mr. Card concluded, "As we enter 2008, we expect to begin to realize the benefits of many of the turnaround and recovery initiatives that have been implemented throughout the Company, including enhancing our product offerings, streamlining of our supply chain and distribution networks, as well as jettisoning several of our marginally profitable businesses. We have the people, products and operational excellence to reestablish Jones Apparel Group as best in class among our peers. Taking into account the challenges of the overall macroeconomic environment, however, we remain cautious on our outlook for 2008."

The Company's Board of Directors has declared a regular quarterly cash dividend of $0.14 per share to all common stockholders of record as of February 29, 2008 for payment on March 14, 2008.

The Company will host a conference call with management to discuss these results at 8:30 a.m. eastern time today, which is accessible by dialing 412-858-4600 or through a web cast at www.jny.com. The call will be recorded and made available through February 21 and may be accessed by dialing 877-344-7529. Enter account number 415270. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section on the Company's website.

Presentation of Information in the Press Release

In an effort to provide investors with additional information regarding the Company's consolidated operating results as determined by generally accepted accounting principles (GAAP), the Company has also disclosed in this press release non-GAAP financial information regarding the effect on earnings per share from continuing operations of the sale of our Barneys retail operations, goodwill and trademark impairments, impairments recorded as a result from the shutdown of certain of our moderate sportswear brands, the gain recorded in the sale of our interest in an Australian joint venture, the gain on the sale of stock in an unrelated company, severance and other expenses related to the strategic operating initiatives, expenses related to the settlement of litigation concerning certain licensing agreements, the loss on the sale of the Polo Jeans Company business, the cumulative effect of the change in accounting principle, restructuring costs and certain other items.  The Company believes that providing this further information will allow investors to better analyze its ongoing results.  The Company has also provided a reconciliation of its GAAP results to adjusted results.  The Company has not provided a reconciliation with respect to 2008 targeted earnings per share growth given that it is an estimate derived from projected results.

About Jones Apparel Group, Inc.
Jones Apparel Group, Inc. (www.jny.com) is a leading designer, marketer and wholesaler of branded apparel, footwear and accessories. The Company also markets directly to consumers through its chain of specialty retail and value-based stores. The Company's nationally recognized brands include Jones New York, Nine West, Anne Klein, Gloria Vanderbilt, Kasper, Bandolino, Easy Spirit, Evan-Picone, l.e.i., Energie, Enzo Angiolini, Joan & David, Mootsies Tootsies, Sam & Libby, Napier, Judith Jack, Albert Nipon and Le Suit. The Company also markets costume jewelry under the Givenchy brand licensed from Givenchy Corporation and footwear under the Dockers Women brand licensed from Levi Strauss & Co. Each brand is differentiated by its own distinctive styling, pricing strategy, distribution channel and target consumer. The Company contracts for the manufacture of its products through a worldwide network of quality manufacturers. The Company has capitalized on its nationally known brand names by entering into various licenses for several of its trademarks, including Jones New York, Evan-Picone, Anne Klein New York, Nine West, Gloria Vanderbilt and l.e.i., with select manufacturers of women's and men's products which the Company does not manufacture. For more than 30 years, the Company has built a reputation for excellence in product quality and value, and in operational execution.

Forward Looking Statements
Certain statements contained herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding the Company's expected financial position, business and financing plans are forward-looking statements. The words "believes," "expect," "plans," "intends," "anticipates" and similar expressions identify forward-looking statements. Forward-looking statements also include representations of the Company's expectations or beliefs concerning future events that involve risks and uncertainties, including:

  the impact of changes in the market value of the Company's common stock on the final number and price of shares repurchased under the accelerated share repurchase agreement;

  the Company's ability to effectively deploy the proceeds received by it from the sale of Barneys, and the timing of the use of those proceeds;

  those associated with the effect of national and regional economic conditions;

  lowered levels of consumer spending resulting from a general economic downturn or lower levels of consumer confidence;

  the performance of the Company's products within the prevailing retail environment;

  customer acceptance of both new designs and newly-introduced product lines;

  the Company's reliance on a few department store groups for large portions of the Company's business;

  consolidation of the Company's retail customers;

  financial difficulties encountered by customers;

  the effects of vigorous competition in the markets in which the Company operates;

  the Company's ability to attract and retain qualified executives and other key personnel;

  the Company's reliance on independent foreign manufacturers;

  changes in the costs of raw materials, labor, advertising and transportation;

  the general inability to obtain higher wholesale prices for the Company's products that the Company has experienced for many years;

  the uncertainties of sourcing associated with an environment in which general quota has expired on apparel products (while China has agreed to safeguard quota on certain classes of apparel products through 2008, political pressure will likely continue for restraint on importation of apparel);

  the Company's ability to successfully implement new operational and financial computer systems; and

  the Company's ability to secure and protect trademarks and other intellectual property rights.

A further description of these risks and uncertainties and other important factors that could cause actual results to differ materially from the Company's expectations can be found in the Company's Quarterly Report on Form 10-Q for the quarter ended October 6, 2007, including, but not limited to, the Statement Regarding Forward-Looking Disclosure and Item 1A-Risk Factors therein, and in the Company's other filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such expectations may prove to be incorrect. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

JONES APPAREL GROUP, INC.
CONSOLIDATED OPERATING RESULTS

All amounts in millions except per share data

	FOURTH QUARTER (Unaudited)				FULL YEAR
	2007		2006		2007		2006

Net sales	$ 822.4	98.1%	$ 983.2	97.6%	$ 3,793.3	98.6%	$ 4,014.8	98.2%
Licensing income	15.2	1.8%	15.6	1.5%	52.0	1.4%	51.1	1.3%
Service and other revenue	0.9	0.1%	8.2	0.8%	3.2	0.1%	21.1	0.5%

Total revenues	838.5	100.0%	1,007.0	100.0%	3,848.5	100.0%	4,087.0	100.0%
Cost of goods sold	580.9	69.3%	691.7	68.7%	2,609.1	67.8%	2,674.2	65.4%

Gross profit	257.6	30.7%	315.3	31.3%	1,239.4	32.2%	1,412.8	34.6%
SG&A expenses	269.2	32.1%	280.7	27.9%	1,100.4	28.6%	1,096.3	26.8%
Trademark impairments	7.5	0.9%	50.2	5.0%	88.0	2.3%	50.2	1.2%
Goodwill impairments	78.0	9.3%	441.2	43.8%	78.0	2.0%	441.2	10.8%
Loss on sale of Polo Jeans Company business	-	-	-	-	-	-	45.1	1.1%

Loss from operations	(97.1)	(11.6%)	(456.8)	(45.4%)	(27.0)	(0.7%)	(220.0)	(5.4%)
Net interest expense and financing costs	(7.7)	(0.9%)	(12.9)	(1.3%)	(47.8)	(1.2%)	(47.0)	(1.1%)
Gain on sale of interest in Australian joint venture	8.2	1.0%	-	-	8.2	0.2%	-	-
Gain on sale of stock in Rubicon Retail Limited	-	-	17.4	1.7%	-	-	17.4	0.4%
Equity in earnings of unconsolidated affiliates	5.0	0.6%	1.6	0.2%	8.1	0.2%	4.5	0.1%

Loss from continuing operations before taxes	(91.6)	(10.9%)	(450.7)	(44.8%)	(58.5)	(1.5%)	(245.1)	(6.0%)
Benefit for income taxes	(5.8)	(0.7%)	(166.3)	(16.5%)	(104.4)	(2.7%)	(70.1)	(1.7%)

(Loss) income from continuing operations	(85.8)	(10.2%)	(284.4)	(28.2%)	45.9	1.2%	(175.0)	(4.3%)

(Loss) income from discontinued operations, net of tax	(4.0)	(0.5%)	14.9	1.5%	265.2	6.9%	29.0	0.7%

Cumulative effect of change in accounting for share-based payments, net of tax	-	-	-	-	-	-	1.9	0.0%

Net (loss) income	$ (89.8)	(10.7%)	$ (269.5)	(26.8%)	$ 311.1	8.1%	$ (144.1)	(3.5%)

Shares outstanding - diluted	84.8		107.4		101.3		110.6
(Loss) earnings per share - diluted
(Loss) income from continuing operations	$(1.01)		$(2.65)		$0.45		$(1.58)
(Loss) income from discontinued operations	$(0.05)		$0.14		$2.62		$0.26
Cumulative effect of change in accounting principle	-		-		-		$0.02
Net (loss) income	$(1.06)		$(2.51)		$3.07		$(1.30)

Percentages may not add due to rounding.

JONES APPAREL GROUP, INC.
CONSOLIDATED OPERATING RESULTS

As required by the Securities and Exchange Commission Regulation G, the following table contains information regarding the non-GAAP adjustments used by the Company in the presentation of its financial results:

All amounts in millions except per share data

	FOURTH QUARTER (Unaudited)		FULL YEAR
	2007	2006	2007	2006

(Loss) income from continuing operations (as reported)	$ (85.8)	$ (284.4)	$ 45.9	$ (175.0)
Benefit for income taxes	(5.8)	(166.3)	(104.4)	(70.1)
Loss on sale of Polo Jeans Company business (a)	-	-	-	45.1
Items affecting segment income:
Gain on sale of stock in Rubicon Retail Limited (b)	-	(17.4)	-	(17.4)
Gain on sale of interest in Australian joint venture (c)	(8.2)	-	(8.2)	-
Goodwill impairments (d)	78.0	441.2	78.0	441.2
Trademark impairments (d)(e)	7.5	50.2	88.0	50.2
Denim/manufacturing restructuring (f)	-	15.4	-	16.4
Severance and other expenses related to strategic review of operations, and certain other items (g)	23.3	20.3	93.7	60.7

Adjusted income from continuing operations before taxes	9.0	59.0	193.0	351.1
Adjusted provision for income taxes	1.2	24.2	64.9	132.3

Adjusted income from continuing operations	$ 7.8	$ 34.8	$ 128.1	$ 218.8

(Loss) earnings per share from continuing operations - diluted (as reported)	$(1.01)	$(2.65)	$0.45	$(1.58)
Benefit for income taxes	(0.07)	(1.55)	(1.03)	(0.63)
Loss on sale of Polo Jeans Company business (a)	-	-	-	0.41
Items affecting segment income:
Gain on sale of stock in Rubicon Retail Limited (b)	-	(0.16)	-	(0.16)
Gain on sale of interest in Australian joint venture (c)	(0.10)	-	(0.08)	-
Goodwill impairments (d)	0.92	4.11	0.77	3.99
Trademark impairments (d)(e)	0.09	0.47	0.87	0.45
Denim/manufacturing restructuring (f)	-	0.14	-	0.15
Severance and other expenses related to strategic review of operations, and certain other items (g)	0.27	0.19	0.92	0.55

Adjusted income from continuing operations before taxes	0.10	0.55	1.90	3.18
Adjusted provision for income taxes	0.01	0.22	0.64	1.20
Adjustment for using diluted share count (h)	-	(0.01)	-	(0.04)

Adjusted earnings per share from continuing operations - diluted	$ 0.09	$ 0.32	$ 1.26	$ 1.94

Breakdown of items affecting segment revenue by segment:
Wholesale better apparel	$ -	$ -	$ -	$ -
Wholesale moderate apparel	9.3	-	32.7	-
Wholesale footwear and accessories	-	-	-	0.4
Retail	-	(1.9)	-	(1.9)
Licensing, other & eliminations	-	-	-	-

Total	$ 9.3	$ (1.9)	$ 32.7	$ (1.5)

Breakdown of items affecting segment income by segment:
Wholesale better apparel	$ 4.3	$ 6.7	$ 13.8	$ 23.6
Wholesale moderate apparel	16.7	24.0	54.7	25.8
Wholesale footwear and accessories	0.4	3.7	1.8	18.6
Retail	1.2	1.2	3.6	5.9
Licensing, other & eliminations	8.2	50.3	107.8	53.4

Total	$ 30.8	$ 85.9	$ 181.7	$ 127.3

Adjusted segment margins
Wholesale better apparel	0.2%	5.2%	11.1%	13.1%
Wholesale moderate apparel	(2.7%)	4.4%	4.9%	8.5%
Wholesale footwear and accessories	7.1%	9.5%	10.8%	11.6%
Retail	(1.5%)	7.9%	(5.3%)	5.2%

Total	1.4%	7.0%	6.0%	9.6%

(a)	Represents the net loss recorded in relation to the settlement of the litigation with Polo Ralph Lauren Corporation and sale of our Polo Jeans Company operations to Polo Ralph Lauren Corporation in February 2006.
(b)	Represents the gain recorded in relation to the exercise of third-party stock warrants and the subsequent sale of the related stock in Rubicon Retail Limited in October 2006.
(c)	Represents the gain recorded in relation to the sale of our interest of the Nine West Australia joint venture in December 2007.
(d)	Represents the impairments recorded as a result of the annual valuation of the fair value of our indefinite-lived intangible assets and goodwill in accordance with GAAP.
(e)	Also includes the impairments recorded in accordance with GAAP resulting from the shutdown of certain of our moderate sportswear brands in the second quarter of 2007.
(f)	Charges incurred in relation to the closure of our El Paso and Mexican denim production facilities (inclusive of $8.6 million of losses on the impairment of fixed assets) as announced in September 2006.
(g)	Represents certain items and charges incurred in relation to the overall strategic review of operations, inclusive of the charges related to the closure of our Stein Mart leased shoe departments as announced in May 2006 and the shutdown of certain moderate sportswear brands announced in May 2007.
(h)	In accordance with SFAS No. 128, the calculation of diluted shares for the purpose of generating GAAP EPS does not include any antidilutive items (options and restricted stock) that would result in a lower loss per share. Since the non-GAAP adjustments would result in projected adjusted net income, these items would become dilutive to EPS. This adjustment represents the impact of including these dilutive items in the calculation of diluted shares for generating the projected adjusted EPS.

JONES APPAREL GROUP, INC.
SEGMENT INFORMATION

All amounts in millions

	Wholesale Better Apparel	Wholesale Moderate Apparel	Wholesale Footwear & Accessories	Retail	Licensing, Other & Eliminations	Consolidated
For the fiscal quarter ended December 31, 2007 (Unaudited)
Revenues from external customers	$ 210.6	$ 177.6	$ 222.8	$ 211.8	$ 15.7	$ 838.5
Intersegment revenues	30.7	1.5	19.8	-	(52.0)	-

Total revenues	241.3	179.1	242.6	211.8	(36.3)	838.5

Segment (loss) income	$ (3.9)	$ (21.8)	$ 16.8	$(4.3)	$ (5.9)	(19.1)

Segment margin	(1.6%)	(12.2%)	6.9%	(2.0%)		(2.3%)

Net interest expense						(7.7)
Goodwill impairment						(78.0)
Gain on sale of interest in Australian joint venture						8.2
Equity in earnings of unconsolidated affiliates						5.0

Loss from continuing operations before provision for income taxes						$ (91.6)

Segment revenues	$ 241.3	$ 179.1	$ 242.6	$ 211.8	$ (36.3)	$ 838.5
Adjustments affecting segment revenues	-	9.3	-	-	-	9.3

Adjusted segment revenues	$ 241.3	$ 188.4	$ 242.6	$ 211.8	$ (36.3)	$ 847.8

Segment (loss) income	$ (3.9)	$ (21.8)	$ 16.8	$(4.3)	$ (5.9)	$ (19.1)
Adjustments affecting segment income	4.3	16.7	0.4	1.2	8.2	30.8

Adjusted segment income (loss)	$ 0.4	$ (5.1)	$ 17.2	$(3.1)	$ 2.3	$ 11.7

Adjusted segment margin	0.2%	(2.7%)	7.1%	(1.5%)		1.4%

For the fiscal quarter ended December 31, 2006 (Unaudited)
Revenues from external customers	$ 239.7	$ 254.6	$ 250.0	$ 246.4	$ 16.3	$ 1,007.0
Intersegment revenues	32.7	0.8	15.4	-	(48.9)	-

Total revenues	272.4	255.4	265.4	246.4	(32.6)	1,007.0

Segment income (loss)	$ 7.6	$ (12.7)	$ 21.5	$ 18.1	$ (50.1)	(15.6)

Segment margin	2.8%	(5.0%)	8.1%	7.3%		(1.5%)

Net interest expense						(12.9)
Goodwill impairment						(441.2)
Gain on sale of stock in Rubicon Retail Limited						17.4
Equity in earnings of unconsolidated affiliates						1.6

Loss from continuing operations before provision for income taxes						$ (450.7)

Segment revenues	$ 272.4	$ 255.4	$ 265.4	$ 246.4	$ (32.6)	$ 1,007.0
Adjustments affecting segment revenues	-	-	-	(1.9)	-	(1.9)

Adjusted segment revenues	$ 272.4	$ 255.4	$ 265.4	$ 244.5	$ (32.6)	$ 1,005.1

Segment income (loss)	$ 7.6	$ (12.7)	$ 21.5	$ 18.1	$ (50.1)	$ (15.6)
Adjustments affecting segment income	6.7	24.0	3.7	1.2	50.3	85.9

Adjusted segment income	$ 14.3	$ 11.3	$ 25.2	$ 19.3	$ 0.2	$ 70.3

Adjusted segment margin	5.2%	4.4%	9.5%	7.9%		7.0%

JONES APPAREL GROUP, INC.
SEGMENT INFORMATION

All amounts in millions

	Wholesale Better Apparel	Wholesale Moderate Apparel	Wholesale Footwear & Accessories	Retail	Licensing, Other & Eliminations	Consolidated
For the year ended December 31, 2007
Revenues from external customers	$ 1,101.0	$ 985.0	$ 955.8	$ 753.7	$ 53.0	$ 3,848.5
Intersegment revenues	155.8	10.7	72.6	-	(239.1)	-

Total revenues	1,256.8	995.7	1,028.4	753.7	(186.1)	3,848.5

Segment income (loss)	$ 126.0	$ (4.2)	$ 109.2	$(43.2)	$ (136.8)	51.0

Segment margin	10.0%	(0.4%)	10.6%	(5.7%)		1.3%

Net interest expense						(47.8)
Goodwill impairment						(78.0)
Gain on sale of interest in Australian joint venture						8.2
Equity in earnings of unconsolidated affiliates						8.1

Loss from continuing operations before provision for income taxes						$ (58.5)

Segment revenues	$ 1,256.8	$ 995.7	$ 1,028.4	$ 753.7	$ (186.1)	$ 3,848.5
Adjustments affecting segment revenues	-	32.7	-	-	-	32.7

Adjusted segment revenues	$ 1,256.8	$ 1,028.4	$ 1,028.4	$ 753.7	$ (186.1)	$ 3,881.2

Segment income (loss)	$ 126.0	$ (4.2)	$ 109.2	$(43.2)	$ (136.8)	$ 51.0
Adjustments affecting segment income	13.8	54.7	1.8	3.6	107.8	181.7

Adjusted segment income (loss)	$ 139.8	$ 50.5	$ 111.0	$(39.6)	$ (29.0)	$ 232.7

Adjusted segment margin	11.1%	4.9%	10.8%	(5.3%)		6.0%

For the year ended December 31, 2006
Revenues from external customers	$ 1,127.4	$ 1,142.0	$ 941.1	$ 822.7	$ 53.8	$ 4,087.0
Intersegment revenues	145.4	3.8	53.9	-	(203.1)	-

Total revenues	1,272.8	1,145.8	995.0	822.7	(149.3)	4,087.0

Segment income	$ 143.1	$ 71.8	$ 96.8	$ 37.1	$ (82.5)	266.3

Segment margin	11.2%	6.3%	9.7%	4.5%		6.5%

Loss on sale of Polo Jeans Company business						(45.1)
Net interest expense						(47.0)
Goodwill impairment						(441.2)
Gain on sale of stock in Rubicon Retail Limited						17.4
Equity in earnings of unconsolidated affiliates						4.5

Loss from continuing operations before provision for income taxes						$ (245.1)

Segment revenues	$1,272.8	$ 1,145.8	$ 995.0	$ 822.7	$ (149.3)	$ 4,087.0
Adjustments affecting segment revenues	-	-	0.4	(1.9)	-	(1.5)

Adjusted segment revenues	$ 1,272.8	$ 1,145.8	$ 995.4	$ 820.8	$ (149.3)	$ 4,085.5

Segment income	$ 143.1	$ 71.8	$ 96.8	$ 37.1	$ (82.5)	$ 266.3
Adjustments affecting segment income	23.6	25.8	18.6	5.9	53.4	127.3

Adjusted segment income	$ 166.7	$ 97.6	$ 115.4	$ 43.0	$ (29.1)	$ 393.6

Adjusted segment margin	13.1%	8.5%	11.6%	5.2%		9.6%

JONES APPAREL GROUP, INC.
CONSOLIDATED BALANCE SHEETS

All amounts in millions

	December 31, 2007	December 31, 2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 302.8	$ 64.3
Accounts receivable, net of allowances of $28.5 and $30.6 for doubtful accounts, discounts, returns and co-op advertising	337.0	357.8
Inventories	523.9	530.8
Assets held for sale	-	620.8
Prepaid income taxes	30.6	14.1
Deferred taxes	33.9	53.7
Other current assets	65.9	67.5

TOTAL CURRENT ASSETS	1,294.1	1,709.0
Property, plant and equipment, at cost, less accumulated depreciation and amortization	312.1	279.5
Goodwill	973.9	1,051.9
Other intangibles, less accumulated amortization	618.0	708.3
Other assets	38.5	52.4

	$ 3,236.6	$ 3,801.1

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Short-term borrowings	$ -	$ 100.0
Current portion of capital lease obligations	4.8	4.1
Accounts payable	223.6	277.9
Liabilities related to assets held for sale	-	180.7
Income taxes payable	20.4	25.4
Accrued expenses and other current liabilities	146.8	136.7

TOTAL CURRENT LIABILITIES	395.6	724.8

NONCURRENT LIABILITIES:
Long-term debt and obligation under capital leases	777.7	785.1
Deferred taxes	-	7.8
Other	66.5	71.8

TOTAL NONCURRENT LIABILITIES	844.2	864.7

TOTAL LIABILITIES	1,239.8	1,589.5

STOCKHOLDERS' EQUITY	1,996.8	2,211.6

	$ 3,236.6	$ 3,801.1

JONES APPAREL GROUP, INC.
STATEMENTS OF CASH FLOWS

All amounts in millions

		Year Ended
		December 31, 2007	December 31, 2006

	CASH FLOWS FROM OPERATING ACTIVITIES:
	Net income (loss)	$ 311.1	$ (144.1)
Less:	Income from discontinued operations	(265.2)	(29.0)
	Cumulative effect of change in accounting principle	-	(1.9)

	Income (loss) from continuing operations	45.9	(175.0)

	Adjustments to reconcile net income (loss) from continuing operations to net cash provided by operating activities, net of acquisitions and divestitures:
	Loss on sale of Polo Jeans Company business	-	45.1
	Gain on sale of stock in Rubicon Retail Limited	-	(17.4)
	Impairment losses on property, plant and equipment	2.1	8.6
	Trademark impairments	88.0	50.2
	Goodwill impairments	78.0	441.2
	Amortization expense in connection with employee stock options and restricted stock	14.0	12.8
	Depreciation and other amortization	76.5	73.6
	Gain on sale of interest in Australian joint venture	(8.2)	-
	Equity in earnings of unconsolidated affiliates	(8.1)	(4.5)
	Dividends received from unconsolidated affiliates	2.6	-
	Provision for losses on accounts receivable	0.2	(0.8)
	Deferred taxes	8.7	(142.5)
	Other items, net	2.2	1.2
	Changes in operating assets and liabilities:
	Accounts receivable	22.5	56.8
	Inventories	9.6	9.0
	Prepaid expenses and other current assets	1.2	(3.8)
	Other assets	1.7	2.3
	Accounts payable	(55.5)	55.5
	Income taxes payable/prepaid income taxes	(170.7)	(41.0)
	Accrued expenses and other current liabilities	4.9	9.6
	Other liabilities	4.9	5.5

	Total adjustments	74.6	561.4

	Net cash provided by operating activities of continuing operations	120.5	386.4
	Net cash provided by operating activities of discontinued operations	39.0	37.5

	Net cash provided by operating activities	159.5	423.9

	CASH FLOWS FROM INVESTING ACTIVITIES:
	Proceeds from sale of Barneys, net of cash sold and selling costs	845.5	-
	Net proceeds from sale of Polo Jeans Company business	-	350.6
	Capital expenditures	(111.2)	(109.3)
	Proceeds from sale of interest in Australian joint venture	20.7	-
	Proceeds from sale of stock in Rubicon Retail Limited	-	17.4
	Other	3.0	0.1

	Net cash provided by investing activities of continuing operations	758.0	258.8
	Net cash used in investing activities of discontinued operations	(40.5)	(61.2)

	Net cash provided by investing activities	717.5	197.6

	CASH FLOWS FROM FINANCING ACTIVITIES:
	Net repayments under credit facilities	(100.0)	(29.5)
	Redemption at maturity of 7.875% Senior Notes	-	(225.0)
	Purchases of treasury stock	(496.9)	(306.2)
	Proceeds from exercise of employee stock options	11.1	32.4
	Dividends paid	(57.2)	(55.7)
	Net cash advances to discontinued operations	(21.7)	(24.0)
	Principal payments on capitalized leases	(4.1)	(4.2)
	Excess tax benefits from share-based payment arrangements	1.4	3.4

	Net cash used in financing activities of continuing operations	(667.4)	(608.8)
	Net cash provided by financing activities of discontinued operations	17.9	24.0

	Net cash used in financing activities	(649.5)	(584.8)

	EFFECT OF EXCHANGE RATES ON CASH	3.8	(0.1)

	NET INCREASE IN CASH AND CASH EQUIVALENTS	231.3	36.6
	CASH AND CASH EQUIVALENTS, BEGINNING, including $7.2 and $6.9 reported under assets held for sale in 2007 and 2006	71.5	34.9

	CASH AND CASH EQUIVALENTS, ENDING, including $7.2 reported under assets held for sale in 2006	$ 302.8	$ 71.5